Exhibit 99.1

MobileIron Announces First Quarter 2018 Results

MOUNTAIN VIEW, Calif., April 26, 2018 -- MobileIron (NASDAQ:MOBL), the secure foundation for modern work, today announced results for its first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•	Revenue was $43.7 million, up 4% year-over-year.
•	Recurring revenue was $33.8 million, up 12% year-over-year.
•	Billings were $46.0 million, up 1% year-over-year.
•	GAAP net loss per share was $0.17; non-GAAP net loss per share was $0.06.
•	Cash generated from operating activities was $9.2 million.

“We delivered a solid start to 2018 by hitting our targets for the quarter, reaffirming our full year outlook, and continuing our growth in recurring revenue,” said Simon Biddiscombe, CEO, MobileIron. “Our partnerships with market leaders Lenovo and Google validate MobileIron’s unique, comprehensive, modern security solution while extending our reach into new markets. We are excited to capitalize on these opportunities and broaden our presence in ever expanding cloud and mobile security market.”

First Quarter 2018 Business Highlights

Platform

•	Launched MobileIron Access Risk Discovery Assessment to enable customers to identify unauthorized devices and apps accessing business cloud services like Office 365 and Salesforce.
•	Released new versions of MobileIron Cloud, Access, AppConnect, Docs@Work, Derived Credentials (PIV-D), Email+, Monitor, Sentry, and Web@Work.

Channels/Partnerships

•

Announced collaboration with Google Cloud on an e-commerce platform for enterprise cloud services, designed for operators and enterprises with a focus on making it easier and more secure for enterprises to buy and use cloud services.

Milestones and Recognition

•	Appointed Sohail Parekh Senior Vice President of Engineering. Mr. Parekh brings more than 20 years of experience deploying best-in-class products on cloud platforms.
•	Named the Leader in Unified Endpoint Management (UEM) by the German market research firm Crisp Research AG. MobileIron was positioned highest in product value creation and vendor performance.
•

Shortlisted for four Data News Awards for Excellence, including: Cloud Innovator Award for Excellence; Best Product Award for Excellence: Mobile Device Management; Mobile Innovator Award for Excellence; Cybersecurity Innovator Award for Excellence.

•	Awarded two additional US patents for mobile security, bringing the total to 67.

Financial Outlook

The company is providing the following outlook for its second quarter 2018 (ending June 30, 2018):

•	Revenue is expected to be between $43 million and $46 million, flat to up 7% year-over-year.

•	Billings are expected to be between $46 million and $49 million, up 3% to 9% year-over- year.
•	Non-GAAP gross margin is expected to be between 84% and 85%.
•	Non-GAAP operating expenses are expected to be between $44 million and $45 million.

The company is reaffirming the following outlook for 2018 (ending December 31, 2018):

•	Revenue is expected to be between $190 million and $200 million, growth between 8% and 13% over 2017.
•	Billings are expected to be between $210 million and $220 million, growth between 5% and 10% over 2017.
•	Non-GAAP operating margin is expected to be between -5% and break-even for 2018.

All forward-looking non-GAAP financial measures contained in this section exclude estimates for stock-based compensation expenses. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its first quarter of 2017 and 2018.

Conference Call and Webcast

MobileIron will report final results for the first quarter of fiscal year 2018 on Thursday, April 26, 2018 after the close of the market and host a conference call and live webcast at 1:30 p.m. Pacific Daylight Time (4:30 p.m. EDT) to discuss the company's financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-631-891-4304 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com. A replay will be available through the same link.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding MobileIron's revenue, operating expenses, cost structure, GAAP and non-GAAP financial metrics, projected financial results and trends in MobileIron's business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including, but not limited to, our limited operating history, quarterly fluctuations in our operating results, seasonality, our need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, customer adoption, competitive pressures, billings type mix shift, our ability to scale, our ability to recruit and retain key personnel, and the quality of our support services.

Additional information on potential factors that could affect MobileIron's financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q and 8-K and other filings that we make with the SEC from time to time and as available on our website, as applicable. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About MobileIron

MobileIron provides the secure foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

"MobileIron" and the MobileIron Planet M logo are registered trademarks of MobileIron, Inc. in the United States and other countries. Trade names, trademarks, and service marks of other companies that are used in this press release belong to their respective owners.

Transition from ASC 605 to ASC 606

On January 1, 2018 we adopted Accounting Standards Codification 606, Revenue from Contracts with Customers, or ASC 606, using the full retrospective method. As a result of adopting ASC 606, the following financial information has changed:

Revenue captions in the statements of operations

Under Accounting Standards Codification 605, Revenue Recognition, or ASC 605, we reported perpetual license, subscription, and software support and services revenue. Upon the adoption of ASC 606, we now report license, cloud services, and software support and services revenue.

•	License revenue consists primarily of revenue from on-premises perpetual licenses and the license portion of on-premises subscriptions.
•

Cloud services revenue includes sales of cloud-based solutions that allow customers to use hosted software over a contract period without taking possession of our software and is typically provided on a subscription or usage basis.

•

Software support and services revenue consists of revenue from arrangements to provide software upgrades, updates and technical support to customers with perpetual software licenses and on-premises subscriptions, and professional services.

Revenue recognition and recurring revenue

The most significant impact to revenue from ASC 606 comes from the elimination of the requirement to have vendor specific objective evidence, or VSOE, of fair value to separate and recognize revenue for products and services in a contract. The elimination of the VSOE requirement causes a significant change to the timing of revenue recognition for on-premises software term license revenue and other multiple-element arrangements with products or services that lacked VSOE of fair value. Our on-premises term license agreements include distinct software licenses and software update and support services. Under ASC 606, we recognize the software license revenue from on-premises subscriptions at the time of delivery and recognize the associated software update and support services revenue ratably over the term of subscription agreements. Under ASC 605, we recognized all revenue from those arrangements ratably over the term of the subscription agreements.  In addition, the concept of standalone selling price replaces VSOE in determining the value of each component of an arrangement. Because the values assigned to the components of an arrangement using standalone selling price may differ from the values assigned to components of an arrangement using VSOE, different amounts may be allocated to revenue recognized at a point-in-time versus revenue recognized over time.

For the reasons noted above, recurring revenue calculated under ASC 606 is different than recurring revenue calculated under ASC 605. Because under ASC 606 the license component of on-premises subscriptions is recognized upfront instead of ratably over the contract term as it was under ASC 605, recurring revenue reported under the new guidance may show more quarterly variability than it did previously. The year-over-year recurring revenue growth rate from Q4 2016 to Q4 2017 under the ASC 606 method was 12%, which is 3 percentage points lower than the 15% growth rate under ASC 605. For the full year of 2017, we reported  a 15% recurring revenue growth rate under ASC 605 and under ASC 606, the growth rate was 14%.

Unearned revenue and customer arrangements with termination rights

Current and noncurrent deferred revenue has been replaced by current and noncurrent unearned revenue and customer arrangements with termination rights. Because some of our arrangements with customers contain termination rights, they do not meet the definition of a contract under ASC 606 and the balances are not recorded as unearned revenue and are instead recorded as “customer arrangements with termination rights” on our consolidated balance sheets. We recognize revenue from those arrangements, including the distinct licenses contained therein, as the termination rights expire which generally results in the arrangement being recognized ratably over the contract term.

Unbilled accounts receivable and DSOs

Under ASC 606 we began to report current and noncurrent unbilled accounts receivable. Unbilled accounts receivable are recorded, for example, when a customer commits to a multi-year subscription term for our on-premises licenses and pays for the subscription in annual installments. This is true even though the unbilled receivables have not yet been invoiced and are not yet due to us. In that example, we record upfront revenue for the license component of the transaction that is not fully billed and record unbilled accounts receivable for the difference between the license revenue recognized and the amount billed. DSOs are impacted because we now include the current portion of unbilled accounts receivable in accounts receivable.  Current unbilled accounts receivable included in accounts receivable at December 31, 2017 and March 31, 2018 was $2.5 million and $1.9 million, respectively. As a result of this change, DSO increased by 5 days at December 31, 2017 and 4 days at March 31, 2018.

Sales commissions

Under the new guidance we capitalize and amortize sales commissions to closely match the expense with the expected revenue recognition period.  Previously we expensed sales commissions as they were earned. Consequently, we recorded $17.4 million and $18.4 million of deferred commissions on our balance sheets as of March 31, 2018 and December 31, 2017, respectively.  For the restated periods we observed a general increase in commission expense in the first half of the year and a decrease in the second half of the year.

Financial Results

MOBILEIRON, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND MARCH 31, 2018
(Amounts in thousands)
(Unaudited)

	December 31, 2017	March 31, 2018
Assets
Current assets:
Cash and cash equivalents (1)	$85,833	$96,311
Short-term investments (1)	6,797	2,995
Accounts receivable - net	50,629	35,605
Deferred commissions - current	9,285	8,412
Prepaid expenses and other current assets	5,510	6,892
Total current assets	158,054	150,215
Property and equipment - net	8,812	8,205
Deferred commissions - noncurrent	9,123	9,022
Goodwill	5,475	5,475
Other assets	2,976	2,737
Total assets	$184,440	$175,654

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,369	$1,259
Accrued expenses	25,070	16,119
Unearned revenue - current	55,105	57,559
Customer arrangements with termination rights	19,546	17,187
Total current liabilities	101,090	92,124
Unearned revenue - noncurrent	21,917	23,366
Other long-term liabilities	1,881	1,784
Total liabilities	124,888	117,274
Stockholders’ equity:
Common stock	10	11
Additional paid-in capital	420,525	435,722
Accumulated deficit	(360,983)	(377,353)
Total stockholders’ equity	59,552	58,380

Total liabilities and stockholders' equity	$184,440	$175,654

(1) Total cash and cash equivalents and short-term investments	$92,630	$99,306

MOBILEIRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2018
(Amounts in thousands, except for per share data)
(Unaudited)
	Three Months Ended
	March 31, 2017	March 31, 2018
Revenue:
License	$14,420	$12,441
Cloud services	9,023	11,150
Software support and services	18,666	20,098
Total revenue	42,109	43,689
Cost of revenue:
License (2)	447	431
Cloud services (1)	1,946	2,571
Software support and services (1)	4,877	4,975
Total cost of revenue	7,270	7,977
Gross profit	34,839	35,712
Operating expenses:
Research and development (1)	17,193	21,335
Sales and marketing (1)	23,663	23,681
General and administrative (1)	6,188	7,222
Litigation settlement charge	1,143	-
Total operating expenses	48,187	52,238
Operating loss	(13,348)	(16,526)
Other income (expense) - net	174	503
Loss before income taxes	(13,174)	(16,023)
Income tax expense	199	347
Net loss	$(13,373)	$(16,370)
Net loss per share, basic and diluted	$(0.15)	$(0.17)
Weighted-average shares used to compute net loss per share, basic and diluted	90,439	98,645

(1) Includes stock-based compensation expense as follows:
Cost of revenue
License	$-	$-
Cloud services	82	344
Software support and services	619	1,038
Research and development	2,766	4,767
Sales and marketing	1,772	2,529
General and administrative	1,308	2,015
	$6,547	$10,693

(2) Includes amortization of intangible assets as follows:
Cost of revenue
Perpetual license	$154	$100
	$154	$100

MOBILEIRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2018
(Amounts in thousands)
(Unaudited)
	Three Months Ended
	March 31, 2017	March 31, 2018

Cash flows from operating activities:
Net loss	$(13,373)	$(16,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	6,547	10,693
Depreciation	788	970
Amortization of intangible assets	154	100
Accretion of premium on investment securities	(30)	(12)
Gain on disposal of fixed assets	-	41
Changes in operating assets and liabilities:
Accounts receivable	5,682	14,438
Deferred commissions	361	974
Other current and noncurrent assets	(8,125)	(656)
Accounts payable	1,855	3
Unearned revenue	3,455	3,903
Customer arrangements with termination rights	12	(2,360)
Accrued expenses and other long-term liabilities	3,398	(2,544)
Net cash provided by operating activities	724	9,180

Cash flows from investing activities:
Purchase of property and equipment	(393)	(516)
Maturities of investment securities	24,965	6,800
Purchases of investment securities	-	(2,986)
Net cash provided by investing activities	24,572	3,298

Cash flows from financing activities:
Proceeds from employee stock purchase plan	1,130	1,069
Taxes paid for net settlement of stock-settled bonus	(3,024)	(3,724)
Proceeds from exercise of stock options	1,817	655
Net cash used in financing activities	(77)	(2,000)

Net change in cash and cash equivalents	25,219	10,478
Cash and cash equivalents at beginning of period	54,043	85,833
Cash and cash equivalents at end of period	$79,262	$96,311

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented on a U.S. GAAP basis, we provide investors with certain non-GAAP financial measures, including billings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow. These non-GAAP financial measures exclude stock-based compensation, amortization of intangible assets and a litigation settlement charge.

Stock-based compensation expenses: In our non-GAAP financial measures, we have excluded the effect of stock-based compensation expenses. We exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between MobileIron operating results and those of other companies. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: In our non-GAAP financial measures, we have excluded the effect of the amortization of intangible assets. Amortization of intangible assets can be significantly affected by the timing and size of our acquisitions. Amortization of intangible assets is not expected to recur in future periods.

Litigation settlement charges: In our non-GAAP financial measures, we have excluded the charge for the cost of the settlement of our shareholder litigation. While it is possible that we will have material litigation-related charges in the future, we do not expect it to be a consistently recurring expense.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share: We believe that the exclusion of stock-based compensation expense, the amortization of intangible assets, and the litigation settlement charge from various non-GAAP financial metrics such as gross profit, gross margin, operating income (loss), operating margin, net income (loss), and net income (loss) per share provides useful measures for management and investors. Stock-based compensation and the amortization of intangible assets have been and can continue to be inconsistent in amount from period to period. We have not historically had a material litigation-related settlement charge. While it is possible that we will have material litigation settlement charges in the future, we do not expect it to be a consistently recurring expense. We believe the inclusion of these items makes it difficult to compare periods and understand the growth and performance of our business. In addition, we evaluate our business performance and compensate management based in part on these non-GAAP measures. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by our competitors and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. Amortization of intangible assets is not expected to be a recurring expense.

Billings and free cash flow: Our non-GAAP financial measures also include: billings, which we define as total revenue plus the change in unearned revenue plus the change in customer arrangements in termination rights minus the change in unbilled accounts receivable in a period;

and free cash flow, which we define as cash provided by (used in) operating activities less the amount of property and equipment purchased. We consider billings to be a useful metric for management and investors because subscription billings and software support and services billings drive unearned revenue and customer arrangements with termination rights, which are important indicators of future revenue. There are limitations related to the use of billings. First, billings include amounts that have not yet been recognized as revenue. Second, our calculation of billings may be different from other companies that report similar financial measures. We compensate for these limitations by evaluating billings together with revenue calculated in accordance with GAAP, including recurring revenue. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business using certain of these non-GAAP measures.

MOBILEIRON, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except for per share data and percentages)
(Unaudited)
	Three Months Ended
	March 31, 2017	March 31, 2018

Non-GAAP gross profit reconciliation:
GAAP gross profit	$34,839	$35,712
Stock-based compensation expenses	701	1,382
Amortization of intangible assets	154	100
Non-GAAP gross profit	$35,694	$37,194

Non-GAAP gross margin reconciliation:
GAAP gross margin: GAAP gross profit over total revenue	82.7%	81.7%
GAAP to non-GAAP gross margin adjustments	2.1%	3.4%
Non-GAAP gross margin: Non-GAAP gross profit over total revenue	84.8%	85.1%

Non-GAAP operating loss reconciliation:
GAAP operating loss	$(13,348)	$(16,526)
Stock-based compensation expenses	6,547	10,693
Amortization of intangible assets	154	100
Litigation settlement charge	1,143	-
Non-GAAP operating loss	$(5,504)	$(5,733)

Non-GAAP operating margin reconciliation:
GAAP operating margin: GAAP operating loss over total revenue	(31.7)%	(37.8)%
GAAP to non-GAAP operating margin adjustments	18.6%	24.7%
Non-GAAP operating margin: Non-GAAP operating loss over total revenue	(13.1)%	(13.1)%

Non-GAAP net loss reconciliation:
GAAP net loss	$(13,373)	$(16,370)
Stock-based compensation expenses	6,547	10,693
Amortization of intangible assets	154	100
Litigation settlement charge	1,143	-
Non-GAAP net loss	$(5,529)	$(5,577)

MOBILEIRON, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except for per share data and percentages)
(Unaudited)
	Three Months Ended
	March 31, 2017	March 31, 2018
Non-GAAP net loss per share reconciliation:
GAAP net loss per share	$(0.15)	$(0.17)
Stock-based compensation expenses	0.08	0.11
Amortization of intangible assets	-	-
Litigation settlement charge	0.01	-
Non-GAAP net loss per share	$(0.06)	$(0.06)

Billings reconciliation:
Total revenue	$42,109	$43,689
Total unearned revenue, end of period	64,043	80,925
Less: Total unearned revenue, beginning of period	(60,588)	(77,022)
Total customer arrangements with termination rights, end of period	14,210	17,187
Less: Total customer arrangements with termination rights, beginning of period	(14,198)	(19,546)
Total unbilled accounts receivable, end of period	(3,013)	(2,662)
Less: Total unbilled accounts receivable, beginning of period	2,811	3,435
Billings	$45,374	$46,006

Free cash flow reconciliation:
Cash provided by operating activities	$724	$9,180
Purchase of property and equipment	(393)	(516)
Free cash flow	$331	$8,664

	MOBILEIRON, INC.
	SUPPLEMENTAL INFORMATION
	(Amounts in thousands)
	(Unaudited)

	31-Mar-17	30-Jun-17	30-Sep-17	31-Dec-17	31-Mar-18
Revenue:
United States	$19,434	$20,018	$21,630	$22,543	$18,767
International	22,675	23,061	23,877	26,520	24,922
Total revenue	$42,109	$43,079	$45,507	$49,063	$43,689

Disaggregation of Revenue:
Perpetual license	$11,138	$10,957	$11,393	$14,552	$8,904
Professional services	685	709	844	902	965
Non-recurring revenue	11,823	11,666	12,237	15,454	9,869
Upfront on-premise subscription	3,282	3,821	5,137	3,754	3,537
Ratable on-premise subscription	3,735	3,593	3,583	3,868	3,886
Cloud services	9,023	9,549	9,539	10,617	11,150
Software support on perpetual licenses	14,246	14,450	15,011	15,370	15,247
Recurring revenue	30,286	31,413	33,270	33,609	33,820
Total revenue	$42,109	$43,079	$45,507	$49,063	$43,689

Gross billings	$45,374	$44,866	$50,357	$60,319	$46,006

Non-GAAP gross profit	$35,694	$36,428	$38,869	$42,858	$37,194
Non-GAAP operating loss	$(5,504)	$(7,825)	$(3,696)	$585	$(5,733)
Free cash flow	$331	$(4,369)	$(8,373)	$8,991	$8,664

Contact:

Erik Bylin

MobileIron

ir@mobileiron.com

650-282-7555